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                                                                    EXHIBIT 10.3



                           LEASE OF BUSINESS PREMISES

         Lease made this the 22nd day of March, 2000, between Michael A. Vislocky and Arlene Vislocky, Palm Beach County, Florida, herein referred to together as "Lessor'" and BBC Graphics of Palm Beach, Inc., having its principal place of business in Palm Beach County, Florida, herein referred to as "Lessee."

         In consideration of the mutual covenants contained herein, the parties agree as follows:

                                   SECTION ONE
                             DESCRIPTION OF PREMISES

         Lessor leases to Lessee the premises located at 4301 Oak Circle, Suite 25, Boca Raton, Palm Beach County, Florida, consisting of 1000 square feet.

                                   SECTION TWO
                                      TERM

         The term of this lease is for three years, beginning on April 7, 2000, and terminating on April 6, 2003, at twelve o'clock p.m.



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                                  SECTION THREE
                                      RENT

         The rent under this lease is $31,500.00. Lessee shall pay Lessor the rent in installments of $850 plus sales tax and condominium maintenance fee on the seventh day of each month beginning on April 7,2000 through April 6, 2001, $875.00 plus sales tax and condominium maintenance fee an the seventh day of each month beginning on April 7, 2001 through April 6, 2002 and $900.00 plus sales tax and condominium maintenance fee on the seventh day of each month beginning on April 7, 2002 through April 6, 2003. Initially, the sales tax is 6% ($51.00) and the monthly maintenance fee is $98.00 for a total initial monthly payment of $999.00. In addition to the rental provided for herein, Lessee shall pay $1,896.00 upon the signing of this Lease as a security deposit. In addition to the rental provided for in the original term and extensions thereof, there shall be an adjustment made in the rental based on any increase in real estate taxes and condominium maintenance pertaining to said premises so that to the extent that real estate taxes and condominium maintenance increase over the current assessments, Lessees shall pay additional rental to Lessor in the amount of said increase. Said adjustment for taxes to be made in November of each year when actual real estate taxes for said year are known and may be compared with taxes for the prior year and for assessments, when they occur. Lessor will provide copies of tax bills and condominium fee notices if requested by lessee.

                                  SECTION FOUR
                                 USE OF PREMISES

         The premises are to be used for the purposes of a graphic studio and office. Lessee shall restrict its use to such purposes, and shall not use or permit the use of the premises for any other purpose without the written consent of Lessor, or Lessor's authorized agent.

                                  SECTION FIVE
                               RESTRICTIONS ON USE

         Lessee shall not use the premises in any manner that will increase risks covered by insurance on the premises and result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in furtherance of Lessee's business purposes. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the premises, and shall comply with all requirements of the insurers applicable to the premises necessary to keep in force the fire and liability insurance.



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                                   SECTION SIX
                      WASTE, NUISANCE, OR UNLAWFUL ACTIVITY

         Lessee shall not allow any waste or nuisance on the premises, or use or allow the premises to be used for any unlawful purpose.

                                  SECTION SEVEN
                                    UTILITIES

         Lessee shall arrange and pay for all utilities furnished to the premises for the term of this lease, including electricity, and telephone service. Water, sewer, and normal trash collection is included with the condominium maintenance fee pass- through.

                                  SECTION EIGHT
                             REPAIRS AND MAINTENANCE

         Lessee shall maintain the premises and keep them in good repair at its expense, except that the exterior walls and roof will be maintained in good condition by Lessor. Lessee shall maintain and repair interior and shall be responsible for maintenance and repair of fixtures, including external motorized storm shutters. Lessor will warrant the Heating/Air Conditioning system for 90 days. After 90 days, Lessee will pay one third and Lessor will pay two thirds of the cost of any repairs to the Heating/Air Conditioning system and external motorized storm shutters required for the balance of the term of the lease. In the event of a threat or warning of any hurricane or topical storm, Lessee shall use his best efforts to protect the premises including the activation of storm shutters provided by Lessor. In addition, Lessee shell keep the sidewalk and parking area adjacent to the premium in a clean and unobstructed condition.

                                  SECTION NINE
                 DELIVERY, ACCEPTANCE AND SURRENDER OE PREMISES

         Lessor represents that the premises are in fit condition for use by Lessee. Acceptance of the premises by Lessee shall be construed as recognition that the premises are in a good state of repair and in sanitary condition. Lessee shall surrender the premises at the end of the lease term, or any renewal thereof, in the same condition as when Lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fires and storms. Before delivery, Lessee shall remove all business signs placed on the premises by Lessee and restore the portion of the premises on which they were placed in the same condition as when received.

                                   SECTION TEN
                         PARTIAL DESTRUCTION OF PREMISES

         Partial destruction of the leased premises shall not render this lease void or voidable, nor terminate it except as herein provided. If the premises are partially



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destroyed during the term of this lease, Lessor shall repair them when such repairs can be made in conformity with governmental laws and regulations, within 90 days of the partial destruction. Written notice of the intention of Lessor to repair shall be given to Lessee within 30 days after the partial destruction. Rent will be reduced proportionately to the extent to which the partial destruction interferes with the business conducted on the premises by Lessee. If the repairs cannot be made within the time specified above, Lessor shall have the option to make them within a reasonable time and continue this lease in effect with proportional rent rebate to Lessee as provided for herein. If the repairs cannot be made in 90 days, or if Lessor does not give notice within 30 days or partial destruction, either party shall have the option to terminate this lease.

                                 SECTION ELEVEN
                           ENTRY ON PREMISES BY LESSOR

         Lessor reserves the right to enter on the premises at reasonable times to inspect them, perform required maintenance and repairs, or make additions, additions, or modifications to any part of the building in which the premises are located, and Lessee shall permit Lessor to do so. Lessor may erect scaffolding fences, and similar structures, post relevant notices, and place moveable equipment in connection with making alterations, additions, or repairs.

                                 SECTION TWELVE
                SIGNS, AWNINGS, AND MARQUEES INSTALLED BY LESSEE

         Lessee shall not construct or place signs, awnings, marquees, or other structures projecting from the exterior of the premises without the written consent of Lessor. Lessee shall remove signs, displays, advertisements, or decorations it has placed on the premises without permission. If Lessee fails to remove such signs, displays, advertisements, or decorations within 30 days after receiving written notice from Lessor to remove them, Lessor reserves the right to enter the premises and remove them at the expense of Lessee. Lessor agrees that the existing signs, awnings and other displays on the premises at the commencement of this lease are acceptable.

                                SECTION THIRTEEN
                       NONLIABILITY OF LESSOR FOR DAMAGES

         Lessor shall not be liable for liability or damage, claims for injury to persons or property from any cause relating to the occupancy of the premises by Lessee, including



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those arising out of damages or losses occurring on sidewalks and other areas adjacent to the leased premises during the term of this lease or any extension thereof. Lessee shall indemnify Lessor from all liability, loss, or other damage claims or obligations resulting from any injuries or losses of this nature. Lessee further agrees to pay to Lessor any and all attorney's fees expended by Lessor as a result of Lessor being involuntarily made a party defendant to any litigation concerning this lease or the rented property.

                                SECTION FOURTEEN
                                    INSURANCE

         Lessee agrees that during the term of this lease or any extensions hereof to keep the interior of the building and improvements insured against fire, casualty, and liability. Lessee further agrees to keep all plate glass insured against damage. Said insurance shall include liability amounts of at least $50,000/$100,000 and Lessee shall be required to produce proof of such coverage upon request of Lessor.

                                 SECTION FIFTEEN
                        ASSIGNMENT, SUBLEASE, OR LICENSE

         Lessee shall not assign or sublease the premises, or any right or privilege connected therewith, or allow any other person except agents and employees of Lessee to occupy the premises or any part thereof without first obtaining the written consent of Lessor which shall not unreasonably be withhold. A consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. An unauthorized assignment, sublease, or license to occupy by Lessee shall be void and shall terminate the lease at the option of Lessor. The interest of Lessee in this lease is not assignable by operation of law without the written consent of Lessor.

                                 SECTION SIXTEEN
                                     BREACH

         The appointment of a receiver to take possession of the assets of Lessee, a general assignment for the benefit of the creditors of Lessee, any action taken or allowed to be taken by Lessee under any bankruptcy act, or the failure of Lessee to comply with each and every term and condition of this lease shall constitute a breach of this lease. Lessee shall have 30 days after receipt of written notice from Lessor of any breach to correct the conditions specified in the notice, or if the corrections cannot be made within the 30 day period, Lessee shall have a reasonable time to correct the default if action is commenced by Lessee within 30 days after receipt of the notice. This section shall not apply to payment of rent in a timely manner.



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                                SECTION SEVENTEEN
                     REMEDIES OF LESSOR FOR BREACH BY LESSEE

         Lessor shall have the following remedies in addition to its other rights and remedies in the event Lessee breaches this lease agreement and fails to make corrections as set forth in Section Sixteen:

1. Lessor may re-enter the premises immediately and remove the property and personnel of Lessee, store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee.

2. After re-entry, Lessor may terminate the lease on giving 30 days written notice of termination to Lessee. Without such notice, re-entry will not terminate the lease. On termination Lessor may recover from Lessee all damages resulting from the breach, including the cost of recovering the premises and the worth of the balance of this lease over the reasonable rental value of the premises for the remainder of the lease term, which sum shall be immediately due Lessor from Lessee.

3. After re-entering, Lessor may relet the premises or any part thereof for any term without terminating the lease, at such rent and on such term as it may choose. Lessor may make alterations and repairs to the premises. The duties and liabilities of the parties if the premises are relet as provided herein shall be as follows:

         a. In addition to Lessee's liability to Lessor for breach of the lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this lease.

         b. Lessor at its option shall have the right to apply the rent received from reletting the premises.

                  i. to reduce Lessee's indebtedness to Lessor under the lease, not including indebtedness for rent,

                  ii. to expenses of the reletting and alterations and repairs made,

                  iii.     to rent due under this lease, or

                  iv. to payment of future rent under this lease as it becomes due.





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If the new Lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessee other than rent, or if rentals from the new Lessee have been otherwise applied by Lessor as provided for herein, and during any rent installment period, are less than the rent payable for the corresponding installment period under this lease, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may at any time after such reletting terminate the lease for the breach on which Lessor based the re-entry and relet the premises.

4. After re-entry, Lessor may procure the appointment of a receiver to take possession and collect rents and profit of the business of Lessee, and if necessary, to collect the rents and profits the receiver may carry on the business of Lessee and take possession of the personal property used in the business of Lessee, including inventory, trade fixtures, and furnishings and use them in the business without compensating Lessee. Proceedings for appointment of a receiver and the conduct of the business of Lessee by the receiver, shall not terminate and forfeit this lease unless Lessor has given written notice of termination to Lessee as provided herein.

                                SECTION EIGHTEEN
                                 ATTORNEY'S FEES

         If an action is filed to enforce any agreement contained in this lease, or for breach of any covenant or condition, the losing party shall pay tot he prevailing party reasonable attorney's fees for the services of such party's attorney in the action, all fees to be fixed by the Court.

                                SECTION NINETEEN
                                  CONDEMNATION

         Eminent domain proceedings resulting in the condemnation of a part of the premises leased herein, but leaving the remaining premises usable by Lessee for the purposes of its business, will not terminate this lease unless Lessor, at its option, terminates the lease by giving written notice of termination to Lessee. The effect of any condemnation, where the option to terminate is exercised, will be to terminate to lease as to the portion of the premises condemned, and the lease of the remainder of the lease term shall be reduced by the amount that the usefulness of the premises has been reduced for the business purposes of Lessee. Lessee hereby assigns and transfers to Lessor any claim he may have to compensation for damages as a result of any condemnation.






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                                 SECTION TWENTY
                               LESSOR IMPROVEMENTS

         Prior to Lessee's occupancy, Lessor will paint entire suite, install new carpet or provide clean, spot free carpet in good condition throughout premises, deodorize premises, and turn over premises with no gas, oil smells or residue on the floor, pressure clean floors and remove oil stains. Lessor will remove all of former tenant's items excluding cabinet. All fixtures and blinds will be in good working order. Lessor will provide new mini-blinds at front door.

                               SECTION TWENTY-ONE
                                 OPTION TO RENEW

         Lessee shall have an option to renew this lease for two additional terms of one year at the current market price to be determined by Lessor, but in any event not less than $900.00 per month. If Lessee is not in default under any of the terms and conditions of this lease at the conclusion of the initial lease. The option may be exercised by notifying Lessor in writing not later than ninety (90) days prior to the termination of the lease period of Lessee's intent to exercise the option whereupon the parties shall execute a new lease with the same terms and conditions as the existing lease.

         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year above first written.

WITNESSES:



/s/ Bonnie Anthony                          /s/ Michael A. Vislocky
------------------------------------        ------------------------------------
     Bonnie Anthony                            Michael A. Vislocky, Lessor



                                            /s/ Arlene Vislocky
                                            ------------------------------------
                                                Arlene Vislocky, Lessor



/s/ Bonnie Anthony                          /s/ Suzanne Brady
------------------------------------        ------------------------------------
     Bonnie Anthony                             Suzanne Brady,
                                                President, BBC Graphics of Palm
                                                Beach, Inc.

/s/ Julie Mitchell
------------------------------------
    Julie Mitchell







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